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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                      -----------------------------------


                                   FORM 8-K


                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported):  August 31, 2001


                          HANOVER COMPRESSOR COMPANY
              (Exact Name of Registrant as Specified in Charter)

          Delaware                    1-13071                   75-2344249
       (State or Other           (Commission File             (IRS Employer
       Jurisdiction of                Number)              Identification No.)
       Incorporation)

12001 North Houston Rosslyn                                        77086
Houston, Texas  77086                                           (Zip Code)
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (281) 447-8787

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Item 5.  Other Events.

See the following press release:

HANOVER COMPRESSOR COMPLETES $550 MILLION OF SALE-LEASEBACK TRANSACTIONS

Note:  Conference Call Scheduled 4 p.m. ET Tuesday, September 4

HOUSTON, September 4, 2001 -- Hanover Compressor Company (NYSE: HC), a leading provider of outsourced natural gas compression and treating services, today announced that it had completed two sale-leaseback transactions totaling $550 million. Under terms of the transactions, Hanover Equipment Trust 2001A and Hanover Equipment Trust 2001B purchased equipment from Hanover that was then leased back to Hanover pursuant to two operating leases for a 7-year period and a 10-year period, respectively. The equipment will continue to be deployed in Hanover's normal operations.

The Trusts financed the transactions with the proceeds of their respective offerings of Senior Secured Notes, which were completed on August 30, 2001. Hanover Equipment Trust 2001A issued $300 million aggregate principal amount of its 8.50% Senior Secured Notes due 2008. Hanover Equipment Trust 2001B issued $250 million aggregate principal amount of its 8.75% Senior Secured Notes due 2011.

Hanover used $300 million of the proceeds of the sale to fund the cash portion of its acquisition from Schlumberger Ltd. of Production Operators Corporation and related assets and to pay expenses of the acquisition and $200 million of the proceeds to exercise its equipment purchase option under an existing operating lease. Hanover intends to use the remaining $50 million of the proceeds for general corporate purposes.

To discuss this transaction further, Hanover will conduct a conference call open to all investors as follows:

     Date:          Tuesday, September 4, 2001
     Time:          4 p.m. ET
     Dial-In #:     (913) 981-4901
                    Ask for the Hanover Compressor conference call

For those unable to participate in the live call, a replay will be available from 7:00 p.m. ET on Tuesday, September 4, until midnight, Tuesday, September
11. To listen to the replay, please call (719) 457-0820. The access code for the Hanover Compressor call is 574400.

Hanover Compressor Company is a market leader in full service natural gas compression and a leading provider of service, financing, fabrication and equipment for contract natural gas handling applications. Hanover provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990

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and a public company since 1997, its customers include premier independent and major producers and distributors throughout the Western Hemisphere.

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because of the context of the statement and will include words such as "believes," "anticipates," "expects," "estimates," or words of similar import. Similarly, statements that describe Hanover's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated as of the date of this press release. The risks and uncertainties include: the loss of market share through competition, the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which would cause a decline in the demand for Hanover's compression and oil and gas production equipment; new governmental safety, health and environmental regulations which could require Hanover to make significant capital expenditures; inability to successfully integrate acquired businesses; and changes in economic or political conditions in the countries in which Hanover operates. The forward-looking statements included in this press release are only made as of the date of this press release, and Hanover undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.


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                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HANOVER COMPRESSOR COMPANY

Date:    August 31, 2001      By:  /s/ Michael J. McGhan
                                   ---------------------
                              Name:  Michael J. McGhan
                              Title:  President and Chief Executive Officer